UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

Phoenix Color Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-50995	22-2269911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Western Maryland Parkway, Hagerstown, Maryland 21740

(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:	(301) 733-0018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

In light of market conditions and anticipated pricing, Phoenix Color Corp., a Delaware corporation (the “Company”), is no longer considering a refinancing of all or a portion of its outstanding debt under its 10-3/8% Senior Subordinated Notes and Senior Credit Facility. The Company is also revising the pro forma 2004 financial information and projections, which reflect the elimination of the Company’s BTP division, that were recently provided to Moody’s Investors Services, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”). The net effect of the revisions may reduce the 2004 pro forma calculations as provided to Moody’s and S&P, but is not expected to materially impact the Company’s expected improvement in future operating results attributable to the elimination of the BTP division. The Company’s financial results, as reported in its Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, are unaffected.

Forward Looking Statements

Some of the statements in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include our indications regarding our intent, beliefs or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “estimates,” “anticipates,” “intends,” “will,” “should,” “could,” “expects,” “believes,” “continues” or “predicts.” These statements involve a variety of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from intended or expected results. These factors include (i) the risk factors and other information presented in our Registration Statement filed with the Securities and Exchange Commission, File No. 333-50995, which became effective May 13, 1999, (ii) the ability of the Company to realize improvements in its operating results; and (iii) the risk that the revisions to the Company’s 2004 pro forma calculations do not affect the Company’s future results. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this report, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Color Corp.

/s/ Louis LaSorsa
Name: Louis LaSorsa
Chairman and Chief Executive Officer

Date: May 18, 2005